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                                                                   EXHIBIT 10.29

              FORM OF CONTRIBUTION AGREEMENT AND POWER OF ATTORNEY

                  CONTRIBUTION AGREEMENT, dated as of May ___, 2003 (this "Contribution Agreement"), among CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme ("CDRJ"), Jafra Worldwide Holdings (Lux) S.ar.l., a Luxembourg societe a responsabilite limitee and an indirect wholly-owned subsidiary of CDRJ ("Jafra Worldwide"), and the stockholder of CDRJ set forth on the signature page hereof (the "Stockholder" and, together with the other Stockholders of CDRJ set forth on Schedule 1, the "Stockholders").

                                    RECITALS

                  A. CDRJ and its subsidiaries have initiated a corporate reorganization whereby, among other things, certain CDRJ indirect subsidiaries will borrow funds in order to repay certain outstanding consolidated indebtedness and distribute remaining proceeds following the borrowing to their respective parent companies and, ultimately, to CDRJ (the "Reorganization").

                  B. Upon the consummation of the Reorganization and the receipt of such remaining proceeds by CDRJ, the Stockholders will vote to begin liquidation proceedings of CDRJ under Luxembourg law and appoint Jafra Worldwide as the liquidator of CDRJ to wind up its affairs (the "Liquidation"). In connection with that appointment, the Stockholder desires to appoint Jafra Worldwide as such Stockholder's attorney-in-fact as provided herein.

                  C. It is expected that following the initiation of the Liquidation, CDRJ will make a preliminary distribution to the Stockholders of a portion of the proceeds remaining following the Reorganization, reserving an estimated amount thereof to satisfy outstanding liabilities of CDRJ. Upon the conclusion of the Liquidation, and the approval of the Stockholders, CDRJ will be liquidated and dissolved, and distribute to each Stockholder such Stockholder's pro rata portion of any cash of CDRJ following the full satisfaction of all of its outstanding liabilities, together with such Stockholder's pro rata portion of an equity interest in CDRJ North Atlantic
(Lux) S.ar.l., or any successor entity that is the sole subsidiary of CDRJ.

                  D. In connection with the Reorganization and the Liquidation, the Stockholders desire to provide for contribution by each of the Stockholders in respect of any loss, claim, damage, liability (including expenses and attorneys' fees incurred in defending against, preparing for, or otherwise in connection with any action, claim, proceeding or investigation) ("Contribution Loss") arising out of, related to or resulting from the Reorganization or the Liquidation that may at any time be asserted against or incurred by the Stockholders (or any one of them), as the case may be.

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                  NOW, THEREFORE, the parties hereto agree as follows:

                  1.       Appointment.

                  Effective as of the date hereof, the Stockholder hereby irrevocably constitutes and appoints Jafra Worldwide, with full power of substitution, the true and lawful attorney-in-fact of the Stockholder, with full power and authority, in the name and on behalf of the Stockholder to: (i) retain legal counsel on behalf of the Stockholder in connection with any and all matters related to the Reorganization, the Liquidation or referred to in this Agreement and other agreements, documents and instruments relating thereto; (ii) to commence, maintain, defend and settle any claim on behalf of the Stockholder in respect of the Reorganization, the Liquidation or this Agreement; (iii) to make, exchange, acknowledge and deliver all such other orders, receipts, notices, requests, instructions, certificates, letters and other writings, and in general to do all things and to take all actions that Jafra Worldwide may consider necessary or appropriate in connection with or to carry out the Reorganization and the Liquidation, as fully as could the Stockholder if personally present and acting; and (iv) to do any and all other things and to execute any and all other documents as Jafra Worldwide, in its sole judgment, shall deem necessary or appropriate in order to consummate the Reorganization and the Liquidation. Jafra Worldwide shall have full power to make and substitute any one or more attorneys-in-fact in its place and stead, and the undersigned hereby ratifies and confirms all that Jafra Worldwide or any such substitute or substitutes shall do under this Agreement. Notwithstanding the foregoing, Jafra Worldwide acknowledges that nothing herein shall be deemed to constitute a proxy over the shares of CDRJ to be voted at any general or extraordinary meeting of the Stockholders.

                  2.       Rights to Contribution.

                  (a) General. If the Stockholder is or becomes obligated to make a payment required to satisfy any judgment entered against the Stockholders (or any one of them), or with respect to any settlement entered into on behalf of the Stockholders by Jafra Worldwide in connection with the Reorganization or the Liquidation, or make any other payment in respect of any Contribution Loss, such Stockholder agrees to contribute, to the extent not prohibited by applicable law, an amount (a "Contribution Payment") equal to that portion of such Contribution Loss as the amount of such Stockholder's fully diluted general ratable portion set forth opposite such Stockholder's name on
Schedule 1 hereto under the column entitled "General Ratable Portion" (the "General Ratable Portion"), subject to a maximum contribution equal to the aggregate value of distributions such Stockholder received in the Liquidation.

                  (b) Jafra Worldwide. The Stockholder hereby agrees to release Jafra Worldwide from and against any Contribution Loss or other obligation arising out of the performance by Jafra Worldwide of its responsibilities as liquidator in the Liquidation

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and as such Stockholder's attorney-in-fact hereunder (other than Contribution
Losses arising out of gross negligence or willful misconduct by Jafra
Worldwide).

                  3.       Procedures for Contribution.

                  (a) Promptly after receipt by the Stockholder or Jafra Worldwide of a notice of any claim, including a third party claim, in respect of which a claim may be made against any of Jafra Worldwide, or the Stockholders (or any one of them), as the case may be, in respect of any Contribution Loss, the Stockholder shall notify Jafra Worldwide, and Jafra Worldwide shall notify the other Stockholders, in writing of such claim.

                  (b) Promptly upon becoming obligated, whether pursuant to a valid judgment against the Stockholders (or any one of them) entered by a court of competent jurisdiction, a settlement voluntarily entered into on behalf of the Stockholders by Jafra Worldwide or otherwise, to make a payment in respect of a Contribution Loss (a "Determination"), Jafra Worldwide shall notify the Stockholders in writing of such Determination.

                  (c) As soon as practicable following the Determination, Jafra Worldwide shall (i) calculate the amount of the payment required to be made in respect of the Contribution Loss that is required to be made pursuant to such Determination and the amount of the Contribution Payment (if any) of each Stockholder required to be made pursuant to Section 2(a) and (ii) inform the Stockholders in writing of the aggregate amount of such Contribution Loss, each Stockholders' Contribution Payment (if any) in respect of such payment and the date upon which such payment shall be payable (the "Payment Date"), which date shall not be less than five business days from the date of such notice.

                  (d) On or prior to the Payment Date, each of the Stockholders shall either (i) deliver to Jafra Worldwide or an administrator named by Jafra Worldwide a certified or bank check in the amount of such Stockholders' Contribution Payment or (ii) transfer funds to Jafra Worldwide or the administrator in the amount of such Stockholders' Contribution Payment.

                  (e) If a Stockholder does not comply with the provisions of Section 3(d), the other Stockholders may seek such remedies against such non-complying Stockholder as are available to them to recover any amounts owed them pursuant to this Agreement.

                  4.       Liquidity.

                  The Stockholder shall endeavor to maintain such liquid assets as are reasonably likely to be sufficient to pay his or her General Ratable Portion of Obligations

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as they may be incurred and to make provision for such Stockholder's obligations hereunder in such Stockholder's estate planning such that Stockholder's heirs are reasonably likely to be able to satisfy such Stockholder's obligations hereunder.

                  5.       Miscellaneous.

                  (a) Notices. All notices, requests, demands and other communications required to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, return receipt requested, or sent by telex, telegram or telecopier, to a Stockholder at such Stockholder's address listed on Schedule 1 hereto, or to such other person or address as any party shall specify by notice in writing to each of the parties and to the other Stockholders. All such notices, requests, demands and communications shall be deemed to have been received on the earlier of the date of delivery and the third business day after the dispatch thereof.

                  (b) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

                  (c) Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, permitted assigns and estates.

                  (d) Assignment. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

                  (e) Headings. The headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning and interpretation of this Agreement.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to an original and all of which together shall constitute one and the same instrument.

                  (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS RULES THEREOF, EXCEPT TO THE EXTENT THE LAWS OF LUXEMBOURG MANDATORILY APPLY.

                  (h) Third Party Benefits. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto, the other Stockholders and their respective heirs, successors and permitted assigns.

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                  (i)      Amendment; Waivers. No amendment, modification or
discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

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                  IN WITNESS WHEREOF, each of the undersigned has caused this
Agreement to be executed as of the date first above written.

                                            CDRJ INVESTMENTS (LUX) S.A.

                                            By: ____________________________
                                                Name:  Ralph S. Mason, III
                                                Title: Fonde de pouvoir

                                            JAFRA WORLWIDE HOLDINGS (LUX)
                                            S.aR.L.

                                            By: ____________________________
                                                Name:  Ralph S. Mason, III
                                                Title: Fonde de pouvoir

                                            _________________________________
                                            <<Name>>

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                                                                      Schedule 1

                                  Stockholders

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         Name                Address            General Ratable Portion
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
<<Name>>                 <<Address>>          <<General_Ratable_Portion>>
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

               Other Stockholders have been intentionally omitted